Exhibit 99.01(a)



                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 11-K


          FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
            AND SIMILAR PLANS PURSUANT TO SECTION 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



      [X]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                For the fiscal year ended October 31, 1995

      [  ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

            For the transition period from ________ to ________

                       Commission file number 1-3551



              EQUITABLE RESOURCES, INC. EMPLOYEE SAVINGS PLAN

             (Full title of the Plan and address of the Plan, if different from that of the issuer named below)




                        EQUITABLE RESOURCES, INC.

                       420 Boulevard of the Allies,
                      Pittsburgh, Pennsylvania  15219


          (Name of issuer of the securities held pursuant to the plan and the address of principal executive office)

                                   SIGNATURE








      Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Administrative Committee of the Plan have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.









                            EQUITABLE RESOURCES, INC.
                              EMPLOYEE SAVINGS PLAN
                                 (Name of Plan)




                    By:        s/ Dan C. Eaton
                                  Dan C. Eaton
                                Vice President -
                        Strategic and Financial Planning



March 8, 1996

                        REPORT OF INDEPENDENT AUDITORS


Administrative Committee
Equitable Resources, Inc. Employee Savings Plan


      We have audited the accompanying statements of net assets available for plan benefits of the Equitable Resources, Inc. Employee Savings Plan (the Plan) as of October 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of October 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of October 31, 1995, and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each Fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.




                              s/ Ernst & Young LLP
                                 Ernst & Young LLP

Pittsburgh, Pennsylvania
March 8, 1996

                           EQUITABLE RESOURCES, INC.

                             EMPLOYEE SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                        October 31
                                                 1995                1994


Investments, at fair value-Note 3:
   The George Putnam Fund of Boston         $  4,752,239       $           -
   The Putnam Fund for Growth and Income       3,809,163                   -
   Putnam Income Fund                          1,370,664                   -
   Putnam Voyager Fund                         3,583,911                   -
   Putnam Asset Allocation-Growth
     Portfolio                                    66,882                   -
   Putnam Asset Allocation-Balanced
     Portfolio                                    17,351                   -
   Putnam Asset Allocation-Conservative
     Portfolio                                     3,970                   -
   Putnam Overseas Growth Fund                    69,236                   -
   Loan Fund                                     714,588                   -
   Putnam Stable Value Fund                    6,312,011                   -
   Employer Stock Fund                         4,049,947           4,143,410
   Fixed Income Fund                                   -           4,813,884
   Balanced Fund                                       -           4,689,620
   Aggressive Stock Fund                               -           2,086,435
   Common Stock Fund                                   -           2,647,575
   Bond Fund                                           -           1,377,416
   Short-term investments                              -             252,422
                                            ------------       -------------

       TOTAL INVESTMENTS                      24,749,962          20,010,762

Receivables:
   Participants loans                                  -             779,726
   Interest                                            -                 897
                                            ------------       -------------

       TOTAL RECEIVABLES                               -             780,623
                                            ------------       -------------

       TOTAL ASSETS                           24,749,962          20,791,385

Payables:
   Participants                                        -             127,799
   Others                                              -               7,162
                                            ------------       -------------

       TOTAL PAYABLES                                  -             134,961
                                            ------------       -------------

Net Assets Available for Plan Benefits      $ 24,749,962       $  20,656,424
                                            ============       =============

                               SEE ACCOMPANYING NOTES.

                           EQUITABLE RESOURCES, INC.

                             EMPLOYEE SAVINGS PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS,
                             WITH FUND INFORMATION
                          YEAR ENDED OCTOBER 31, 1995




                                             Fixed                    Aggressive
                                            Income       Balanced        Stock
                                             Fund          Fund          Fund

Additions to net assets attributed to:
  Investment income:
    Interest and dividends               $  255,722   $     4,245   $    3,489
    Interest on participant loans            47,812             -            -
                                         ----------   -----------   ----------

      Total investment income               303,534         4,245        3,489

  Gain realized on sale or distribution of Equitable
    Resources, Inc. Common Stock
  Unrealized depreciation of investment in
    Equitable Resources, Inc. Common Stock
  Unrealized appreciation (depreciation)
    in value of investment                    3,568       391,338      396,848
  Contributions                             473,816       390,925      302,918
  Participant rollovers                      41,356        24,929        8,914
                                         ----------   -----------   ----------

      Total additions                       822,274       811,437      712,169

Deductions from net assets attributed to:
  Withdrawals by participants                29,707       122,698      104,756
  Purchase of life insurance                      -             -            -
  Expenses                                   12,376        10,659        5,230
                                         ----------   -----------   ----------

      Total deductions                       42,083       133,357      109,986

Transfers from (to) funds                   665,525      (662,484)      96,642
                                         ----------   -----------   ----------

      Net increase (decrease) in net assets
      available for plan benefits         1,445,716        15,596      698,825

Net assets available for plan benefits:
  At beginning of year                    5,635,939     4,715,623    2,133,491
  Transfers between investment
    options (Note 1)                     (7,081,655)   (4,731,219)  (2,832,316)
                                        -----------    ----------   ----------

  At end of year                         $        -   $         -   $        -
                                         ==========   ===========   ==========


                            SEE ACCOMPANYING NOTES.

                             EQUITABLE RESOURCES, INC.

                               EMPLOYEE SAVINGS PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS,
                               WITH FUND INFORMATION
                            YEAR ENDED OCTOBER 31, 1995



                                   The Putnam
     Common                         The George          Fund for      Putnam
      Stock           Bond          Putnam Fund        Growth and     Income
      Fund            Fund           of Boston           Income        Fund



  $    4,626      $     1,052       $   43,001        $    22,432   $   19,846
           -                -                -                  -            -
   ---------      -----------       ----------        -----------   ----------

       4,626            1,052           43,001             22,432       19,846






     484,958          116,821          149,822            116,794       25,245
     400,287           95,970           83,637            135,958       42,504
     103,722              421                -                  -            -
   ---------      -----------       ----------        -----------   ----------

     993,593          214,264          276,460            275,184       87,595


     122,740          186,369          119,077             45,557       16,798
           -                -                -                  -            -
       6,829            3,029                -                  -            -
   ---------      -----------       ----------        -----------   ----------

     129,569          189,398          119,077             45,557       16,798

      45,107         (153,967)        (136,363)           (14,305)      47,333
   ---------      -----------       ----------        -----------   ----------


     909,131         (129,101)          21,020            215,322      118,130


    2,684,710       1,381,635                -                  -            -
   (3,593,841)     (1,252,534)       4,731,219          3,593,841    1,252,534
   ----------     -----------       ----------        -----------   ----------

   $       -      $         -       $4,752,239        $ 3,809,163   $1,370,664
   =========      ===========       ==========        ===========   ==========


                            SEE ACCOMPANYING NOTES.

                                 EQUITABLE RESOURCES, INC.

                                   EMPLOYEE SAVINGS PLAN
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                YEAR ENDED OCTOBER 31, 1995





                                    Putnam
                                    Voyager    Growth    Balanced   Conservative
                                     Fund     Portfolio  Portfolio   Portfolio

Additions to net assets
attributed to:
  Investment income:
    Interest and dividends         $       -  $       -   $       -  $       -
    Interest on participant loans          -          -           -          -
                                   ---------  ---------   ---------  ---------

      Total investment income              -          -           -          -

  Gain realized on sale or
  distribution of
    Equitable Resources, Inc.
    Common Stock
  Unrealized depreciation of
    investment in
    Equitable Resources, Inc.
    Common Stock
  Unrealized appreciation
    (depreciation)
    in value of investment           209,684       (464)        (43)        17
  Contributions                      225,706     27,930      13,982      3,530
  Participant rollovers                    -          -           -          -
                                   ---------  ---------   ---------  ---------

      Total additions                435,390     27,466      13,939      3,547

Deductions from net assets
attributed to:
  Withdrawals by participants         37,434          -           -          -
  Purchase of life insurance               -          -           -          -
  Expenses                                 -           -          -          -
                                       -----      ------      -----    -------

      Total deductions                37,434          -           -          -

Transfers from (to) funds            353,639     39,416       3,412        423
                                   ---------  ---------   ---------  ---------

      Net increase (decrease)
      in net assets available
      for plan benefits              751,595     66,882     17,351       3,970

Net assets available for
plan benefits:
  At beginning of year                     -          -           -          -
  Transfers between investment
    options (Note 1)               2,832,316          -           -          -
                                   ---------  ---------   ---------  ---------

  At end of year                  $3,583,911  $  66,882   $  17,351  $   3,970
                                  ==========  =========   =========  =========



                                  SEE ACCOMPANYING NOTES.

                             EQUITABLE RESOURCES, INC.

                               EMPLOYEE SAVINGS PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                            YEAR ENDED OCTOBER 31, 1995



    Putnam                   Putnam      Employer        Life
   Overseas       Loan       Stable        Stock       Insurance      Combined
  Growth Fund     Fund     Value Fund      Fund          Funds          Funds



  $       -    $       -   $  92,274     $ 168,091    $             $  614,778
          -       13,095           -             -                      60,907
  ---------    ---------   ---------     ---------    ---------     ----------

          -       13,095      92,274       168,091                     675,685




                                           125,122                     125,122

                                          (281,824)           -       (281,824)
        179            -           -             -            -      1,894,767
     23,667          265      98,024       349,774       41,541      2,710,434
          -            -           -        23,998            -        203,340
  ---------    ---------   ---------     ---------    ---------     ----------

     23,846       13,360     190,298       385,161       41,541      5,327,524


          -            -     182,577       189,344            -      1,157,057
          -            -           -             -       38,806         38,806
          -            -           -             -            -         38,123
  ---------    ---------   ---------     ---------    ---------     ----------

          -            -     182,577       189,344       38,806      1,233,986

     45,390      (76,204)         67      (250,896)      (2,735)             -
  ---------    ---------   ---------     ---------    ---------     ----------


     69,236      (62,844)      7,788       (55,079)                  4,093,538


          -            -           -     4,105,026                  20,656,424
          -      777,432   6,304,223             -                           -
  ---------    ---------   ---------     ---------    ---------     ----------

  $  69,236    $ 714,588   $6,312,011    $4,049,947   $             $24,749,962
  =========    =========   ==========    ==========   =========     ===========



                            SEE ACCOMPANYING NOTES.

                           EQUITABLE RESOURCES, INC.

                             EMPLOYEE SAVINGS PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS,
                             WITH FUND INFORMATION
                          YEAR ENDED OCTOBER 31, 1994




                                             Fixed                    Aggressive
                                            Income       Balanced        Stock
                                             Fund          Fund          Fund

Additions to net assets attributed to:
  Investment income:
    Interest and dividends               $    2,470   $     2,587   $    1,793
    Interest on participant loans            60,485
                                         ----------    ----------    ---------

      Total investment income                62,955         2,587        1,793

  Gain realized on sale or
    distribution of Equitable
    Resources, Inc. Common Stock
  Unrealized depreciation of investment in
    Equitable Resources, Inc. Common Stock
  Unrealized appreciation (depreciation)
    in value of investment                  238,766      (233,804)      (9,893)
  Contributions                             508,954       564,349      359,716
  Participant rollovers                      72,135        40,928       47,247
                                         ----------   -----------   ----------

      Total additions                       882,810       374,060      398,863

Deductions from net assets attributed to:
  Withdrawals by participants               163,103       242,256       56,150
  Purchase of life insurance                      -             -            -
  Expenses                                   13,256        28,780       11,213
                                         ----------   -----------   ----------

      Total deductions                      176,359       271,036       67,363

Transfers from (to) funds                   460,598      (121,432)      (8,059)
                                         ----------   -----------   ----------

      Net increase (decrease) in net
      assets available for plan benefits  1,167,049       (18,408)     323,441

Net assets available for plan benefits:
  At beginning of year                    4,468,890     4,734,031    1,810,050
                                         ----------   -----------   ----------

  At end of year                         $5,635,939   $ 4,715,623   $2,133,491
                                         ==========   ===========   ==========


                            SEE ACCOMPANYING NOTES.

                           EQUITABLE RESOURCES, INC.

                             EMPLOYEE SAVINGS PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS,
                             WITH FUND INFORMATION
                          YEAR ENDED OCTOBER 31, 1994




         Common                       Employer         Life
          Stock          Bond           Stock        Insurance      Combined
          Fund           Fund           Fund           Fund           Funds



      $     2,207    $       889     $   148,445    $               $  158,391
                                                                        60,485
      -----------    ----------      -----------    -----------     ----------
            2,207            889         148,445                       218,876


                                          62,859                        62,859

                                      (1,194,729)                   (1,194,729)

           97,686        (47,870)                                       44,885
          447,849        172,477         352,423         50,010      2,455,778
           49,736          3,478          10,639                       224,163
      -----------    -----------     -----------    -----------     ----------

          597,478        128,974        (620,363)        50,010      1,811,832


           82,937        202,419         170,233                       917,098
                                                         54,711         54,711
           13,113         10,932                                        77,294
      -----------    -----------     -----------    -----------     ----------

           96,050        213,351         170,233         54,711      1,049,103

          168,013       (427,849)        (75,972)         4,701
      -----------    -----------     -----------    -----------     ----------


          669,441       (512,226)       (866,568)                      762,729


        2,015,269      1,893,861       4,971,594                    19,893,695
      -----------    -----------     -----------    -----------     ----------

      $ 2,684,710    $ 1,381,635     $ 4,105,026    $               $20,656,424
      ===========    ===========     ===========    ===========     ===========



                            SEE ACCOMPANYING NOTES.

                           EQUITABLE RESOURCES, INC.

                             EMPLOYEE SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1995 AND 1994


1.   Description of the Plan

     The following description of the Equitable Resources, Inc. Employee Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     General

     The Plan is a defined contribution profit sharing and savings plan, with a 401(k) salary reduction feature, implemented on September 1, 1985 by Equitable Resources, Inc. and certain subsidiaries (the Company or Companies).

     All regular, full-time, non-union employees of the Companies who complete a certain service requirement are eligible to participate. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     In December 1995, the Company changed the Plan year to a calendar year from the previous Plan year of October 31. This change had no effect on net assets available for plan benefits.

     Effective January 1, 1996, all regular, full-time, non-union employees of the Companies are eligible to participate in the Plan immediately upon hire.

     Contributions

     The Companies make contributions to the Plan equal to the amount by which participants agree to reduce their salaries (Contract Contributions). These contributions are considered to be Company (as opposed to employee) contributions to the Plan. In addition, the Companies may, at their discretion, contribute an additional amount to the Plan (Discretionary Contributions). All contributions are allocated to individual participant accounts. No Discretionary Contributions were made for the Plan years ended October 31, 1995 and 1994.

     As a result of the purchase of Louisiana Intrastate Gas Corporation (LIG) by Equitable Resources, Inc., employees of LIG became participants in the Plan in July 1993. As part of the purchase of LIG, the Company agreed to continue, through December 1993, discretionary contributions matching contributions made by LIG employees up to a maximum of six percent of gross earnings. The discretionary contribution made was $38,058 for the Plan year ended October 31, 1994.

     Effective January 1, 1996, the Companies began matching 50 percent of the first six percent of Contract Contributions made (Matching Contributions) in lieu of making Discretionary Contributions.

     Rollover Contributions

     Participants are allowed to make rollover contributions (contributions transferred to the Plan from other qualified retirement plans), subject to certain requirements.

     Vesting

     Participants are 100% vested in the value of Contract Contributions made, and any rollover contributions.

     If employment is terminated for any reason other than retirement, death, or total and permanent disability, a participant is entitled to receive the vested value of any Discretionary Contributions, as determined in accordance with the following schedule:

            Years of Continuous Service                 Vested Interest

               Less than five years                              0%
               Five years or more                              100%

     Amounts forfeited by participants upon termination will be used to reduce the amount of the Company's future Matching Contributions to the Plan.

     Upon retirement, death, total and permanent disability or termination of the Plan, a participant is entitled to receive the full value of any Discretionary or Matching Contributions, regardless of years of continuous service.

     Withdrawals by Participants

     Payments to participants are made in one of two ways: a single cash payment or distribution of stock (mandatory for participants who are terminated for a reason other than retirement, death or disability) or equal periodic payments over the lesser of:

     a)  the life expectancy of the participant and beneficiary or

     b)  twenty (20) years.

     Loans to Participants

     A participant may borrow money from the Plan in amounts up to 50 percent of the value of the participant's account, plus the vested portion of Discretionary Contributions, subject to certain limitations. All loans are at a rate consistent with rates charged by commercial lenders for similar loans. One half of the participant's nonforfeitable interest in the Plan at the time of the loan is pledged as collateral. As of October 31, 1995 and 1994, collateral for participant loans amounted to $2,739,262 and $2,780,245, respectively.

     Investment of Contributions

     Prior to July 31, 1995, contributions were initially deposited with PNC Bank (Trustee), and were invested in a short-term fund until allocated. The Plan authorized the participants to direct the Trustee to invest their accounts in various combinations of the investment funds described below:

     a. The Fixed Income Fund - comprised of a single type of fixed income investment where the principal and interest are fixed. The Company entered into an ongoing contract with Equitable Life Assurance Society (Equitable Life) to provide this and other investment vehicles and manage the respective funds. On July 31, 1995, the investment assets of the Fund were transferred to the Putnam Stable Value Fund described below. Outstanding participant loan balances of $777,432 included in the Fixed Income Fund were transferred to the Putnam Loan Fund effective July 31, 1995.

     b. The Balanced Fund - invests in various types of securities: primarily common stocks, securities convertible into common stocks, publicly traded bonds, and short-term money market investments. The Company's contract with Equitable Life provides this investment vehicle and fund management. On July 31, 1995, the assets of the Fund were transferred to The George Putnam Fund of Boston described below.

     c. The Aggressive Stock Fund - invests primarily in common stocks of medium and smaller sized companies and also in securities not generally defined as growth stocks, but with unusual value or potential. The Company's contract with Equitable Life provides this investment vehicle and fund management. On July 31, 1995, the assets of the Fund were transferred to the Putnam Voyager Fund described below.

     d. The Common Stock Fund - invests primarily in common stocks and other equity-type securities. The Company's contract with Equitable Life provides this investment vehicle and fund management. On July 31, 1995, the assets of the Fund were transferred to the Putnam Fund for Growth and Income described below.

     e. The Bond Fund - invests primarily in publicly-traded fixed income securities, such as bonds, debentures and notes. The Company's contract with Equitable Life provides this investment vehicle and fund management. On July 31, 1995, the assets of the Fund were transferred to the Putnam Income Fund described below.

     Effective August 1, 1995, the Plan changed its trustee and investment options available to participants. Contributions are initially deposited with the Plan's trustee, Putnam Investments (Putnam). The Plan authorizes the participants to direct Putnam to invest their accounts in various combinations of the investments funds described below:

     a. The George Putnam Fund of Boston - is a mutual fund that consists of a portfolio balanced between stocks and bonds.

     b. The Putnam Fund for Growth and Income - is a mutual fund that invests primarily in common stocks that offer potential for capital growth, current income, or both.

     c. Putnam Income Fund - is a mutual fund that invests primarily in income-producing securities, including both government and corporate obligations, preferred stocks, and dividend-paying common stocks.

     d. Putnam Voyager Fund - is a mutual fund that invests primarily in common stocks of smaller and newer companies expected to grow substantially faster than that of the market averages.

     e. Putnam Asset Allocation: Growth Portfolio - is a mutual fund focusing on capital appreciation by investing in a range of both equity and fixed income securities. Equity securities can range between 65-95% of the total assets of the Fund with fixed income securities ranging between 5-35% of the total assets of the Fund.

     f. Putnam Asset Allocation: Balanced Portfolio - is a mutual fund focusing on total return by investing in a range of both equity and fixed income securities. Equity securities can range between 25-50% of the total assets of the Fund with fixed income securities ranging between 25-50% of the total assets of the Fund.

     g. Putnam Asset Allocation: Conservative Portfolio - is a mutual fund focusing on total return consistent with preservation of capital; the Fund invests in a range of both equity and fixed income securities. Equity securities can range between 25-45% of the total assets of the Fund with fixed income securities ranging between 55-75% of the total assets of the Fund.

     h. Putnam Overseas Growth Fund - is a mutual fund that invests primarily in a diversified portfolio of stocks of companies located outside North America.

     i. Putnam Stable Value Fund - is a collective investment trust which invests primarily in high-quality fixed-income investments that offer price stability and liquidity; these investments may include guaranteed investment contracts (GICs) that are guaranteed by an insurance company or bank and generally provide a fixed rate of return for a specified time period. Should the underlying insurance companies and banks which issued the investments experience inadequate financial return on their assets, it could potentially affect the investment return or principal of the Plan's investments. Presently, the Plan is not aware of any situation which would cause this to occur. Withdrawals from the Fund may be temporarily delayed at Putnam's discretion due to the liquidity of the assets underlying the Fund.

     The Employer Stock Fund invests in the Common Stock of the Company. The Fund is managed by the Plan Trustee (Putnam effective July 31, 1995). The Life Insurance Fund is comprised solely of life insurance contracts issued on the lives of participants. This option is subject to a limitation that no more than 25% of the contributions allocated to a participant may be allocated to the purchase of insurance. The Company's contract with Equitable Life provides this investment vehicle and fund management.


2.   Summary of Significant Accounting Policies

     Investments

     Short-term investments are valued at cost, which approximates market. The Equitable Resources, Inc. common stock is valued at market price as quoted on the New York Stock Exchange. The fixed income fund contract and contracts included in the Stable Value Fund are valued at face value, which approximates market. Other investments are valued at market.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.   Investments

     Investments at October 31, 1995 and 1994 are comprised of:

                                                            1995

                                                      Fair        Original
                                                      Value          Cost

     Equitable Resources, Inc., Common Stock**   $  4,049,947 $     3,297,497
     The George Putnam Fund of Boston*              4,752,239       4,752,239
     The Putnam Fund for Growth and Income*         3,809,163       3,809,163
     Putnam Income Fund*                            1,370,664       1,370,664
     Putnam Voyager Fund*                           3,583,911       3,583,911
     Putnam Asset Allocation-
      Growth Portfolio*                                66,882          66,882
     Putnam Asset Allocation-
      Balanced Portfolio*                              17,351          17,351
     Putnam Asset Allocation-
      Conservative Portfolio*                           3,970           3,970
     Putnam Overseas Growth Fund*                      69,236          69,236
     Loan Fund                                        714,588         714,588
     Putnam Stable Value Fund*                      6,312,011       6,312,011
                                                   ----------       ---------

        Total                                     $24,749,962     $23,997,512
                                                  ===========     ===========

                                                         1994

                                              Fair                 Original
                                              Value                  Cost

     Equitable Resources, Inc.,
       Common Stock**                    $ 4,143,410            $ 3,114,846
     Fixed Income Fund*                    4,813,884              4,813,884
     Balanced Fund*                        4,689,620              4,689,620
     Aggressive Stock Fund*                2,086,435              2,086,435
     Common Stock Fund*                    2,647,575              2,647,575
     Bond Fund*                            1,377,416              1,377,416
     Short-Term Investment                   252,422                252,422
                                          ----------              ---------

        Total                            $20,010,762            $18,982,198
                                         ===========            ===========


     The annual interest rate for the Fixed Income Fund was 6.50% for the 1995 period prior to the transfer of assets (Note 1), and 6.00% for the 1994 fiscal year. The annual interest rate for the Putnam Stable Value Fund was 5.80%.

     *Securities   investments  are  provided  by  contract   through  a  pooled
     investment account; fair market value is used as original cost.

     **Represents 138,460 and 135,826 shares of common stock at October 31, 1995 and 1994, respectively.

4.   Gain Realized on Sale/Distribution of Stock

     During the year ended October 31, 1995, 17,093 shares of Equitable Resources, Inc. Common Stock with a market value of $501,513 were sold at an average price of $29.34 per share. The cost of the shares sold was $404,610 ($23.67 per share) calculated using the "average cost" method. In addition, 4,497 shares of Equitable Resources, Inc. Common Stock with a market value of $133,224 were distributed during the year ended October 31, 1995. The cost of the shares distributed was $105,005.

     During the year ended October 31, 1994, 4,769 shares of Equitable Resources, Inc. Common Stock with a market value of $168,878 were sold at an average price of $35.41 per share. The cost of the shares sold was $106,019 ($22.23 per share) calculated using the "average cost" method.

5.   Plan Termination

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the interests of all affected participants will become fully vested.

6.   Income Tax Status of Plan

     The Internal Revenue Service has determined that the Plan is qualified under Section 401(a) of the Internal Revenue Code and exempt under Section 501(a) of the Code. Future amendments will be made to the Plan as necessary so that the Plan remains qualified and tax exempt under the Code.

7.   Federal Income Tax Status - Employee

     Contributions by the employer to the Plan (including those resulting from salary reduction) and all dividends and interest earned on such contributions are not taxable to the participant for federal income tax purposes until distributed.

     The tax consequences, to participants, of a distribution from the Plan are dependent upon the circumstances existing at the time of distribution. Delinquent and unpaid loans are considered distributions from the Plan. In general, a participant is subject to federal income tax on a distribution in the year received. Special rules applicable to lump sum distributions may result in deferral of taxation in whole or in part.

                           SUPPLEMENTARY INFORMATION



                                          EQUITABLE RESOURCES, INC.                               SCHEDULE 1

                                            EMPLOYEE SAVINGS PLAN

                                         ASSETS HELD FOR INVESTMENT
                                              OCTOBER 31, 1995

                                                                                                    CURRENT
        IDENTITY OF ISSUE                      DESCRIPTION OF INVESTMENT         COST                 VALUE
The George Putnam Fund of Boston               308,988 units                 $4,572,2393         $4,752,239

The Putnam Fund for Growth and Income          241,545 units                 $3,809,1633         $3,809,163

Putnam Income Fund                             193,870 units                 $1,370,6643         $1,370,664

Putnam Voyager Fund                            234,243 units                 $3,583,9113         $3,583,911

Putnam Asset Allocation-Growth Portfolio        6,722 units                  $  66,8823          $   66,882

Putnam Asset Allocation-Balanced Portfolio      1,804 units                  $  17,3513          $   17,351

Putnam Asset Allocation-Conservative Portfolio   431 units                   $   3,9703          $    3,970

Putnam Overseas Growth Fund                     5,371 units                  $  69,2363          $   69,236

Loan Fund                                        8% - 10%                         N/A            $  714,588

Putnam Stable Value Fund                         5.80% per annum2            $6,312,0113         $6,312,011

Employer Stock Fund1                           138,460 shares common stock   $3,297,497          $4,049,947



1Party in interest to the Plan.
2Rate in effect for Plan year subsequent to the transfer of assets. 3Fair market value is used as original cost.



                                           EQUITABLE RESOURCES, INC.                              SCHEDULE 2
                                             EMPLOYEE SAVINGS PLAN

                            TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5%
                                      OF THE CURRENT VALUE OF PLAN ASSETS
                                          YEAR ENDED OCTOBER 31, 1995







                                            NUMBER OF     TOTAL      NUMBER     TOTAL SALES       ORIGINAL     NET GAIN
PARTY INVOLVED  DESCRIPTION OF INVESTMENT   PURCHASES   PURCHASES   OF SALES     PROCEEDS           COST       OR (LOSS)


CATEGORY (I) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS


      *          The Fixed Income Fund      None        None          1         $7,081,655      $7,081,655              -

      *            The Balanced Fund        None        None          1         $4,731,219      $3,432,125     $1,299,094

      *        The Aggressive Stock Fund    None        None          1         $2,832,316      $2,136,058       $696,258

      *          The Common Stock Fund      None        None          1         $3,593,841      $2,671,970      $ 921,871

      *              The Bond Fund          None        None          1         $1,252,534      $1,087,136      $ 165,398

     **        Putnam Stable Value Fund       1      $7,081,655       -                  -      $7,081,655              -

     **    The George Putnam Fund of Boston   1      $4,731,219       -                  -      $3,432,125              -

     **           Putnam Voyager Fund         1      $2,832,316       -                  -      $2,136,058              -

     **    Putnam Fund for Growth and Income  1      $3,593,841       -                  -      $2,671,970              -

     **           Putnam Income Fund          1      $1,252,534       -                  -      $1,087,136              -




                                           EQUITABLE RESOURCES, INC.                    SCHEDULE 2

                                             EMPLOYEE SAVINGS PLAN

                            TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5%
                                      OF THE CURRENT VALUE OF PLAN ASSETS
                                          YEAR ENDED OCTOBER 31, 1995




                                          NUMBER OF     TOTAL      NUMBER   TOTAL SALES    ORIGINAL   NET GAIN
PARTY INVOLVED DESCRIPTION OF INVESTMENT  PURCHASES   PURCHASES   OF SALES   PROCEEDS       COST      OR (LOSS)


CATEGORY (III) - SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS

      *         Short Term Investments       179      $7,576,016     113    $7,843,813    $7,843,813       -

      *          The Fixed Income Fund        12      $1,388,409       -            -     $1,388,409       -

      *          The Fixed Income Fund         -          -            4    $7,110,312    $7,110,312       -

      *            The Balanced Fund           -          -           10    $5,556,639    $4,066,634  $1,490,005

      *        The Aggressive Stock Fund       -          -            8    $3,017,380    $2,295,365  $  722,015

      *          The Common Stock Fund         -          -            8    $3,814,811    $2,855,494  $  959,317

      *              The Bond Fund             -          -           10    $1,905,657    $1,656,544  $  249,113

     **        Putnam Stable Value Fund       10      $7,173,448       -         -        $7,173,448       -

     **    The George Putnam Fund of Boston   12      $4,855,480       -         -        $3,556,386       -

     **           Putnam Voyager Fund         12      $3,031,758       -         -        $2,335,500       -

     **    Putnam Fund for Growth and Income  11      $3,732,213       -         -        $2,810,342       -

     **           Putnam Income Fund          12      $1,298,894       -         -        $1,133,496       -




  *  The above transactions were carried out by the Trustee, PNC Bank.
 **  The above transactions were carried out by the Successor Trustee, Putnam Investments.
     There were no (ii) or (iv) reportable transactions during 1995.
